Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 30, 2004, with respect to the combined financial statements of Owens-Illinois Plastic Container Business for the year ended December 31, 2003, included in this Current Report on Form 8-K/A of Graham Packaging Holdings Company.

                                                     /s/ Ernst & Young LLP

Toledo, Ohio
December 17, 2004







































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